SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): August 21, 2002
                              (August 19, 2002)


                            Rare Medium Group, Inc.
              (Exact Name of Registrant as Specified in Charter)
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
                   Delaware                             000-13865                             23-2368845
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(State or Other Jurisdiction of Incorporation)    (Commission File No.)           (IRS Employer Identification No.)
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           44 West 18th Street, 6th Floor, New York, New York 10011
         (Address of Principal Executive Offices, including Zip Code)


                                (646) 638-9700
             (Registrant's telephone number, including area code)




ITEM 5.  Other Events.

On August 19, 2002, the Company received a letter from the Nasdaq Listing Qualifications Panel (the "Panel") in response to our request for continued inclusion on The Nasdaq National Market. The Panel determined to continue the listing of the Company's securities on The Nasdaq National Market pursuant to the following exception:

1. On or before November 14, 2002, the Company must publicly file the Form 10-Q for the quarter ending September 30, 2002 with the Securities and Exchange Commission and Nasdaq evidencing shareholders' equity of at least $10,000,000; and

2. On or before November 14, 2002, the Company must also provide Nasdaq with an updated description of its ongoing operating activities, including, but not limited to, financial information with respect to the Mobile Satellite Ventures joint venture and an update with respect to the Federal Communications Commission's regulatory review of the ATC process (as such process is described in Item 1 of the Company's Form 10-K for the fiscal year ending December 31, 2001).


The Panel reserved the right to modify, extend or terminate the terms of this exception upon a review of the Company's Form 10-Q for the quarter ending September 30, 2002 (and other publicly filed information) and any other documentation submitted by the Company to Nasdaq. In order to fully comply with the terms of this exception, the Company must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq National Market. In the event we fail to satisfy any requirements for continued listing on The Nasdaq National Market, our securities may be transferred to The Nasdaq SmallCap Market, provided that we demonstrate compliance with all applicable maintenance criteria and an ability to sustain long-term compliance. In the event the Company is unable to do so, our securities will be delisted from The Nasdaq Stock Market.




                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                           RARE MEDIUM GROUP, INC.
                                           (Registrant)

    DATE:  August 21, 2002                 By:    /s/ Robert C. Lewis
                                                  ----------------------------
                                           Name:  Robert C. Lewis
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary